Exhibit 99.1

13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738 Telephone: 512-538-2300 Fax: 512-538-2333 www.shpreit.com

NEWS RELEASE

SUMMIT HOTEL PROPERTIES REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS

Net Income of $79.2 million for 2017;

Pro Forma RevPAR grows 5.5 percent in fourth quarter;

Adjusted FFO increases 8.4 percent to $134.1 million, $1.34 per share for 2017;

Common Dividend increased 5.9 percent

Austin, Texas, February 21, 2018 --- Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today announced results for the fourth quarter and full year ended December 31, 2017.

“We continue to be pleased with the performance of our portfolio as RevPAR for our pro forma portfolio increased 5.5% in the fourth quarter producing both top and bottom line results that exceeded our expectations.  The fourth quarter capped an extremely active year for Summit during which we completed nearly $600 million of high-quality acquisitions, sold 12 non-strategic hotels for $120 million, raised nearly $320 million of common and preferred equity capital, and completed nearly $275 million in debt financing transactions,” said Dan Hansen, the Company’s Chairman, President and Chief Executive Officer. “Our portfolio of high quality, well located hotels with efficient operating models continues to experience strong demand growth and we believe our business model is uniquely positioned to cater to the ever evolving preferences of hotel guests and create long-term shareholder value,” commented Mr. Hansen.

Full Year 2017 Highlights

•	Net Income: Net income attributable to common stockholders decreased to $79.2 million, or $0.79 per diluted share, compared with $87.4 million, or $1.00 per diluted share, in the same period of 2016. When excluding the $43.2 million and $49.9 million pretax gain on disposal of assets during the twelve months ended December 31, 2017 and 2016, respectively, net income attributable to common stockholders decreased by $1.6 million as compared to the same period in 2016.

•	Pro Forma RevPAR: Pro forma revenue per available room (“RevPAR”) increased 1.3 percent to $117.69 from the same period in 2016. Pro forma occupancy increased 1.4 percent to 78.4 percent, which was partially offset by a 0.2 percent decrease in pro forma average daily rate (“ADR”) to $150.08.

•	Same-Store RevPAR: Same-store RevPAR grew to $113.65, an increase of 0.2 percent from the same period in 2016. Same-store occupancy increased by 0.9 percent to 78.9 percent, which was partially offset by a 0.7 percent decrease in ADR to $144.09 compared to the same period in 2016.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA was $211.7 million, a decrease of 2.6 percent over the same period in 2016. Pro forma hotel EBITDA margin contracted by 136 basis points to 37.3 percent from 38.7 percent in the same period of 2016. Excluding the effect of property tax increases, pro forma hotel EBITDA margin contracted by 59 basis points to 38.1 percent.

•	Adjusted EBITDA: Adjusted EBITDA increased 8.2 percent to $180.1 million from $166.5 million in the same period of 2016.

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•	Adjusted FFO: Adjusted Funds from Operations (“AFFO”) increased 8.4 percent to $134.1 million, or $1.34 per diluted share, from $123.8 million in the same period of 2016.

•	Acquisitions: The Company acquired 14 hotels containing 2,442 guestrooms for an aggregate purchase price of $586.0 million. The 14 hotels acquired had an average RevPAR of $120.26 for the full year 2017.

•	Dispositions: The Company sold 12 hotels containing 1,164 guestrooms for an aggregate sales price of $120.2 million. The 12 hotels sold during the year had an average RevPAR of $81.00 for the full year 2016.

The Company’s results for the three and twelve months ended December 31, 2017 and 2016 are as follows:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
	(Unaudited)
	($ in thousands, except per unit and RevPAR data)
Net income attributable to common stockholders	$2,389	$3,302	$79,234	$87,448
Net income per diluted share and unit	$0.02	$0.04	$0.79	$1.00
Total revenues	$131,745	$110,322	$515,377	$473,935
EBITDA (1)	$42,909	$34,009	$216,705	$207,286
Adjusted EBITDA (1)	$44,479	$36,099	$180,148	$166,481
FFO (1)	$26,487	$22,051	$121,856	$110,689
Adjusted FFO (1)	$31,499	$26,728	$134,111	$123,773
FFO per diluted share and unit (1) (2)	$0.25	$0.25	$1.21	$1.26
Adjusted FFO per diluted share and unit (1) (2)	$0.30	$0.30	$1.34	$1.41

Pro Forma (3)
RevPAR	$111.96	$106.10	$117.69	$116.21
RevPAR growth	5.5%		1.3%
Hotel EBITDA	$48,837	$46,957	$211,730	$217,414
Hotel EBITDA margin	35.8%	36.4%	37.3%	38.7%
Hotel EBITDA margin growth	-65 bps		-136 bps

(1)	See tables later in this press release for a discussion and reconciliation of net income to non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations (“FFO”), FFO per diluted share and unit, adjusted FFO (“AFFO”), and AFFO per diluted share and unit, as well as a reconciliation of operating income to hotel EBITDA. See “Non-GAAP Financial Measures” at the end of this release. Non-GAAP financial measures are unaudited.

(2)	Amounts are based on 104,184,000 weighted average diluted common shares and units and 89,086,000 weighted average diluted common shares and units for the three months ended December 31, 2017, and 2016, respectively, and 100,372,000 weighted average diluted common shares and units and 87,798,000 weighted average diluted common shares and units for the twelve months ended December 31, 2017, and 2016, respectively. The Company includes the outstanding common units of limited partnership interests (“OP Units”) in Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company in the determination of weighted average diluted common shares and units because the OP Units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

(3)	Unless stated otherwise in this release, all pro forma information includes operating and financial results for 83 hotels owned as of December 31, 2017, as if each hotel had been owned by the Company since January 1, 2016. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2016, which includes periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

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Fourth Quarter 2017 Highlights

•	Net Income: Net income attributable to common stockholders decreased to $2.4 million, or $0.02 per diluted share, compared with $3.3 million, or $0.04 per diluted share, in the same period of 2016.

•	Pro Forma RevPAR: Pro forma RevPAR increased 5.5 percent from the same period in 2016 to $111.96. Pro forma ADR increased 0.6 percent from the same period in 2016 to $146.65. Pro forma occupancy increased 4.9 percent to 76.3 percent.

•	Same-Store RevPAR: Same-store RevPAR increased 3.6 percent from the same period in 2016 to $107.07. Same-store ADR increased 0.3 percent from the same period in 2016 to $140.64. Same-store occupancy increased 3.3 percent to 76.1 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA was $48.8 million, an increase of 4.0 percent from the same period in 2016. Pro forma hotel EBITDA margin contracted by 65 basis points to 35.8 percent from the same period of 2016. When excluding a 22.2 percent increase in property taxes, pro forma hotel EBITDA margin expanded by 39 basis points to 36.8 percent.

•	Adjusted EBITDA: Adjusted EBITDA increased 23.2 percent to $44.5 million from $36.1 million in the same period of 2016.

•	Adjusted FFO: Adjusted Funds from Operations (“AFFO”) increased to $31.5 million, or $0.30 per diluted share, an increase in AFFO of 17.9 percent from the same period in 2016.

Summit vs. Industry Results (% change)
Three Months Ended December 31, 2017

	Occupancy	ADR	RevPAR

Summit Pro Forma (83)	4.9%	0.6%	5.5%

Summit Same-Store (65)	3.3%	0.3%	3.6%

STR Total US	1.8%	2.4%	4.2%

STR Upscale	2.0%	1.8%	3.8%

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Investment Activity

The Company continued to execute on its differentiated investment strategy that it believes will create long-term shareholder value. Investment activity in 2017, including hotel acquisitions, development, and debt investments, totaled a record of $624.9 million for the Company. The investments were funded in part by net proceeds of $318.5 million from common and preferred equity offerings completed during the year and $120.2 million from disposition proceeds as a continuation of the Company’s capital recycling efforts.

Capital Investment

The Company invested $11.9 million and $37.2 million in capital improvements during the three and twelve months ended December 31, 2017, respectively. The scope of work ranged from common space improvements to complete guestroom renovations, as well as revamped bar areas and fitness centers to enhance guest experience. Notably, the Marriott Boulder is currently undergoing a $6.7 million comprehensive guestroom renovation where the Company has taken advantage of a significant value-add opportunity by converting underutilized meeting space into eight additional guestrooms. The project is expected to be complete during the second quarter of 2018.

Capital Markets & Balance Sheet

During the fourth quarter and subsequent to year end, the Company completed the following capital markets transactions:

•	On October 2, 2017, the Company entered into two separate $100 million interest rate swap agreements that became effective on January 29, 2018, to fix the interest rate on a portion of its variable interest rate unsecured indebtedness. The swaps convert LIBOR to an average fixed rate of 1.98% through January 31, 2023, and as a result, approximately 67% of the Company’s total indebtedness carries a fixed interest rate.

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•	On November 13, 2017, the Company closed on a public offering of 6,400,000 shares of its 6.25% Series E Cumulative Redeemable Preferred Stock for gross proceeds of $160.0 million. The Company contributed the net proceeds to its operating partnership to repay the outstanding balance on its revolving line of credit and other general corporate purposes. On December 11, 2017, the Company redeemed all 3,000,000 shares of its 7.875% Series B Cumulative Redeemable Stock for $75.2 million at a redemption price of $25 per share plus accrued and unpaid dividends.

•	On February 5, 2018, the Company announced its intent to redeem all 3,400,000 shares of the Company’s 7.125% Series C Cumulative Redeemable Stock on March 20, 2018, for an estimated $85.3 million at a redemption price of $25 per share plus accrued and unpaid dividends.

•	On February 15, 2018, the Company closed on a new seven-year $225 million unsecured term loan. The term loan includes an accordion feature that, subject to certain conditions, allows the Company to request an increase in lender commitments up to an aggregate of $375 million. The unsecured term loan matures on February 14, 2025, carries an interest rate based on an improved pricing grid ranging from 180 basis points to 255 basis points plus LIBOR depending upon the Company’s leverage ratio, and includes a delayed draw feature. At closing, the Company received an initial loan advance of $140 million and used the proceeds to replace its existing seven-year $140 million unsecured term loan.

At December 31, 2017, the Company had the following:

•	Total outstanding debt of $873.1 million with a weighted average interest rate of 3.89 percent.

•	Undrawn capacity on its senior unsecured revolving credit facility of $285.0 million.

•	Total net debt, which the Company defines as total outstanding debt less cash and cash equivalents, to trailing twelve month pro forma adjusted EBITDA of 4.1x.

At February 15, 2018, the Company had the following:

•	Total outstanding debt of $866.8 million with a weighted average interest rate of 3.98 percent.

•	Undrawn capacity on its senior unsecured revolving credit facility of $290.0 million.

Common Dividend Increase

On February 5, 2018, the Company increased its quarterly cash dividend to $0.18 per share on its common stock and per common unit of limited partnership interest in Summit Hotel OP, LP. The increase represents a 5.9 percent increase over the Company’s previous common dividend of $0.17 per share and an annualized yield of 5.1 percent based on the February 20, 2018 closing stock price.

In addition, the Company declared a quarterly cash dividend of:

•	$0.4453125 per share on its 7.125% Series C Cumulative Redeemable Preferred Stock.

•	$0.403125 per share on its 6.45% Series D Cumulative Redeemable Preferred Stock.

•	$0.390625 per share on its 6.25% Series E Cumulative Redeemable Preferred Stock.

The common and preferred dividends are payable on February 28, 2018 to holders of record as of February 16, 2018.

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2018 Outlook

The Company is providing its outlook for the first quarter and full year 2018 based on its 83 hotels owned as of February 21, 2017. Also included in the Company’s 2018 outlook is the redemption of its 7.125% Series C Preferred Stock in March 2018 for an estimated $85.3 million, which includes accrued and unpaid dividends, and the opening of the 168-guestroom Hyatt House Orlando Universal development scheduled for mid-year 2018. There are no future acquisitions, dispositions, or additional capital markets activities assumed in the Company’s outlook for the first quarter and full year 2018 beyond those previously mentioned.

FIRST QUARTER 2018
($ in thousands, except RevPAR and per unit data)
	Low	High
Pro forma RevPAR (83) [1]	$115.25	$117.50
Pro forma RevPAR growth (83) [1]	0.00%	2.00%
RevPAR (same-store 69) [2]	$112.50	$114.75
RevPAR growth (same-store 69) [2]	(2.00%)	0.00%
Adjusted FFO	$29,200	$32,300
Adjusted FFO per diluted unit [3]	$0.28	$0.31

FULL YEAR 2018
($ in thousands, except RevPAR and per unit data)
	Low	High
Pro forma RevPAR (84) [1]	$117.75	$121.25
Pro forma RevPAR growth (84) [1]	0.00%	3.00%
RevPAR (same-store 69) [2]	$116.00	$119.50
RevPAR growth (same-store 69) [2]	(1.00%)	2.00%
Adjusted FFO	$138,900	$151,400
Adjusted FFO per diluted unit [3]	$1.33	$1.45
Capital improvements	$45,000	$65,000

(1)	As of February 21, 2018, the Company owned 83 hotels. Pro forma outlook information for the first quarter 2018 includes operating estimates for 83 hotels as if each hotel had been owned since January 1, 2017. Pro forma outlook information for the full year 2018 includes operating estimates for 84 hotels as if each hotel had been owned since January 1, 2017.

(2)	As of February 21, 2018, the Company owned 69 same-store hotels. The same-store outlook information includes operating estimates for 69 hotels owned by the Company as of January 1, 2017.

(3)	Assumes weighted average diluted common shares and units outstanding of 104,300,000 for the first quarter 2018 and 104,400,000 for the full year 2018.

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Fourth Quarter and Full Year 2017 Earnings Conference Call

The Company will conduct its quarterly conference call on Thursday, February 22, 2018, at 10:00 a.m. (ET). To participate in the conference call, please dial 877-930-8101. The conference identification code for the call is 8996663. Additionally, a live webcast of the quarterly conference call will be available through the Company’s website, www.shpreit.com. A replay of the quarterly conference call webcast will be available until 1:00 PM ET Thursday, March 1, 2018, by dialing 855-859-2056, conference identification code 8996663. A replay will also be available in the Investor Relations section of the Company’s website until April 30, 2018.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly-traded real estate investment trust focused on owning premium-branded hotels with efficient operating models primarily in the upscale segment of the lodging industry. As of February 21, 2018, the Company’s portfolio consisted of 83 hotels with a total of 12,242 guestrooms located in 26 states.

For additional information, please visit the Company’s website, www.shpreit.com, and follow the Company on Twitter at @SummitHotel_INN.

Contact:

Adam Wudel

SVP – Finance & Capital Markets

Summit Hotel Properties, Inc.

(512) 538-2325

(1) Includes all acquisitions and dispositions completed as of February 21, 2018.

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Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings, redemptions or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted share and unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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SUMMIT HOTEL PROPERTIES, INC.

Condensed Consolidated Balance Sheets

(Amounts in thousands)

	December 31,
	2017	2016

ASSETS
Investment in hotel properties, net	$2,059,492	$1,545,122
Investment in hotel properties under development	23,793	-
Land held for development	2,942	5,742
Assets held for sale	1,193	62,695
Investment in real estate loans, net	12,356	17,585
Cash and cash equivalents	36,545	34,694
Restricted cash	29,462	24,881
Trade receivables, net	16,985	11,807
Prepaid expenses and other	9,454	6,474
Deferred charges, net	5,221	3,727
Other assets	12,431	5,778
Total assets	$2,209,874	$1,718,505
LIABILITIES AND EQUITY
Liabilities:
Debt, net of debt issuance costs	$868,236	$652,414
Accounts payable	7,774	4,623
Accrued expenses and other	56,488	47,998
Total liabilities	932,498	705,035

Total stockholders' equity	1,274,502	1,010,042
Non-controlling interests in operating partnership	2,874	3,428
Total equity	1,277,376	1,013,470
Total liabilities and equity	$2,209,874	$1,718,505

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SUMMIT HOTEL PROPERTIES, INC.

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Revenues:	(unaudited)
Room	$121,824	$102,613	$479,934	$443,270
Other hotel operations revenue	9,921	7,709	35,443	30,665
Total revenues	131,745	110,322	515,377	473,935
Expenses:
Hotel operating expenses:
Room	31,908	27,262	123,129	110,221
Other direct	18,001	16,012	67,256	64,608
Other indirect	34,922	27,982	135,219	120,852
Total hotel operating expenses	84,831	71,256	325,604	295,681
Depreciation and amortization	23,875	18,691	85,927	72,406
Corporate general and administrative	4,599	4,934	19,597	19,292
Hotel property acquisition costs	-	683	354	3,492
Loss on impairment of assets	-	-	-	577
Total expenses	113,305	95,564	431,482	391,448
Operating income	18,440	14,758	83,895	82,487
Other income (expense):
Interest expense	(8,201)	(6,859)	(29,687)	(28,091)
(Loss) gain on disposal of assets, net	(322)	(142)	43,209	49,855
Other income, net	931	706	3,778	2,560
Total other (expense) income, net	(7,592)	(6,295)	17,300	24,324
Income from continuing operations before income taxes	10,848	8,463	101,195	106,811
Income tax (expense) benefit	(1,061)	1,911	(1,674)	1,450
Net income	9,787	10,374	99,521	108,261
Less - Income attributable to Operating Partnership	(18)	(2)	(307)	(456)
Net income attributable to Summit Hotel Properties, Inc.	9,769	10,372	99,214	107,805
Preferred dividends	(4,808)	(4,945)	(17,408)	(18,232)
Premium on redemption of preferred shares	(2,572)	(2,125)	(2,572)	(2,125)
Net income attributable to common stockholders	$2,389	$3,302	$79,234	$87,448
Earnings per share:
Basic	$0.02	$0.04	$0.79	$1.00
Diluted	$0.02	$0.04	$0.79	$1.00
Weighted average common shares outstanding:
Basic	103,265	88,201	99,406	86,874
Diluted	103,653	88,671	99,780	87,343
Dividends per share	$0.17	$0.16	$0.67	$0.55

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SUMMIT HOTEL PROPERTIES, INC.
Reconciliation of Net Income to Non-GAAP Measures – Funds From Operations

(Unaudited)

(In thousands except per share and unit amounts)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016

Net income	$9,787	$10,374	$99,521	$108,261
Preferred dividends	(4,808)	(4,945)	(17,408)	(18,232)
Premium on redemption of preferred shares	(2,572)	(2,125)	(2,572)	(2,125)
Net income applicable to common shares and units	2,407	3,304	79,541	87,904
Net income per common share and unit	$0.02	$0.04	$0.79	$1.00

Real estate-related depreciation (1)	23,758	18,605	85,524	72,063
Loss on impairment of assets	-	-	-	577
Loss (gain) on disposal of assets	322	142	(43,209)	(49,855)
FFO applicable to common shares and units	26,487	22,051	121,856	110,689
FFO per common share and unit	$0.25	$0.25	$1.21	$1.26

Amortization of deferred financing costs	469	518	2,022	2,143
Amortization of franchise fees (1)	117	86	403	343
Equity based compensation	1,404	1,019	5,887	4,221
Hotel property acquisition costs	-	683	354	3,492
Debt transaction costs	15	24	195	538
Premium on redemption of preferred shares	2,572	2,125	2,572	2,125
Loss from net casualties	113	222	500	222
Non-cash interest income (2)	(284)	-	(284)	-
Non-cash income tax related to adjustment to deferred tax asset (3)	606	-	606	-
Adjusted Funds From Operations	$31,499	$26,728	$134,111	$123,773
AFFO per common share and unit	$0.30	$0.30	$1.34	$1.41

Weighted average diluted common units (4)	104,184	89,086	100,372	87,798

(1)	The total of these line items represents depreciation and amortization as reported on the Company’s Condensed Consolidated Statements of Operations for the periods presented.

(2)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

(3)	Includes $0.6 million of non-recurring, non-cash income tax expense related to the adjustment of our deferred tax asset as a result of the lower corporate income tax rate enacted by the passing of the Tax Cuts and Jobs Act.

(4)	The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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SUMMIT HOTEL PROPERTIES, INC.

Reconciliation of Net Income to Non-GAAP Measures – EBITDA

(Unaudited)

(Amounts in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Net income	$9,787	$10,374	$99,521	$108,261
Depreciation and amortization	23,875	18,691	85,927	72,406
Interest expense	8,201	6,859	29,687	28,091
Interest income	(15)	(4)	(104)	(22)
Income tax expense (benefit)	1,061	(1,911)	1,674	(1,450)
EBITDA	$42,909	$34,009	$216,705	$207,286

Equity based compensation	$1,404	$1,019	$5,887	$4,221
Hotel property acquisition costs	-	683	354	3,492
Loss on impairment of assets	-	-	-	577
Debt transaction costs	15	24	195	538
Loss (gain) on disposal of assets	322	142	(43,209)	(49,855)
Loss from net casualties	113	222	500	222
Non-cash interest income (1)	(284)	-	(284)	-
Adjusted EBITDA	$44,479	$36,099	$180,148	$166,481

(1)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

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SUMMIT HOTEL PROPERTIES, INC.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
Pro Forma Operating Data (1) (2)	2017	2016	2017	2016
Pro forma room revenue	$126,098	$119,425	$525,868	$519,722
Pro forma other hotel operations revenue	10,419	9,508	41,474	42,308
Pro forma total revenues	136,517	128,933	567,342	562,030
Pro forma total hotel operating expenses	87,680	81,976	355,612	344,616
Pro forma hotel EBITDA	$48,837	$46,957	$211,730	$217,414
Pro forma hotel EBITDA Margin	35.8%	36.4%	37.3%	38.7%

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$131,745	$110,322	$515,377	$473,935
Total revenues from acquisitions (1)	4,772	26,741	65,367	132,451
Total revenues from dispositions (2)	-	(8,130)	(13,402)	(44,356)
Pro forma total revenues	136,517	128,933	567,342	562,030

Hotel Operating Expenses:
Total hotel operating expenses	$84,831	$71,256	$325,604	$295,681
Total hotel operating expenses from acquisitions (1)	2,877	16,557	39,739	80,233
Total hotel operating expenses from dispositions (2)	(28)	(5,837)	(9,731)	(31,298)
Pro forma total hotel operating expenses	$87,680	$81,976	$355,612	$344,616

Hotel EBITDA:
Operating income	$18,440	$14,758	$83,895	$82,487
Loss on impairment of assets	-	-	-	577
Hotel property acquisition costs	-	683	354	3,492
Corporate general and administrative expenses	4,599	4,934	19,597	19,292
Depreciation and amortization	23,875	18,691	85,927	72,406
Hotel EBITDA	46,914	39,066	189,773	178,254
Hotel EBITDA from acquisitions (1)	1,895	10,184	25,628	52,218
Hotel EBITDA from dispositions (2)	28	(2,293)	(3,671)	(13,058)
Pro forma hotel EBITDA	$48,837	$46,957	$211,730	$217,414

(1)	Pro forma information includes operating results for 83 hotels owned as of December 31, 2017 as if all such hotels had been owned by the Company since January 1, 2016. For hotels acquired by the Company after January 1, 2016 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2016 to the date the Acquired Hotels were purchased by the Company (the “Pre-acquisition Period”). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)	For hotels sold by the Company between January 1, 2016 and December 31, 2017 (the “Disposed Hotels”), the pro forma information excludes the financial results of each of the Disposed Hotels for the period of ownership by the Company from January 1, 2016 through the date that the Disposed Hotels were sold by the Company.

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SUMMIT HOTEL PROPERTIES, INC.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands, except operating metrics)

	2017
Pro Forma Operating Data (1) (2)	Q1	Q2	Q3	Q4	Year Ended Dec 31, 2017

Pro forma room revenue	$126,871	$137,991	$134,908	$126,098	$525,868
Pro forma other hotel operations revenue	9,927	10,823	10,305	10,419	41,474
Pro forma total revenues	136,798	148,814	145,213	136,517	567,342
Pro forma total hotel operating expenses	86,206	90,766	90,960	87,680	355,612
Pro forma hotel EBITDA	$50,592	$58,048	$54,253	$48,837	$211,730
Pro forma hotel EBITDA Margin	37.0%	39.0%	37.4%	35.8%	37.3%

Pro Forma Statistics (1) (2)
Rooms occupied	832,355	904,445	907,325	859,854	3,503,979
Rooms available	1,101,780	1,114,019	1,126,264	1,126,264	4,468,327
Occupancy	75.5%	81.2%	80.6%	76.3%	78.4%
ADR	$152.42	$152.57	$148.69	$146.65	$150.08
RevPAR	$115.15	$123.87	$119.78	$111.96	$117.69

Actual Statistics
Rooms occupied	761,358	813,577	860,672	835,078	3,270,685
Rooms Available	990,913	986,998	1,069,100	1,097,576	4,144,587
Occupancy	76.8%	82.4%	80.5%	76.1%	78.9%
ADR	$144.94	$148.13	$147.84	$145.88	$146.74
RevPAR	$111.36	$122.10	$119.02	$110.99	$115.80

Reconciliations of non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$117,989	$129,056	$136,587	$131,745	$515,377
Total revenues from acquisitions (1)	27,544	24,007	9,044	4,772	65,367
Total revenues from dispositions (2)	(8,735)	(4,249)	(418)	-	(13,402)
Pro forma total revenues	$136,798	$148,814	$145,213	$136,517	$567,342

Hotel Operating Expenses:
Total hotel operating expenses	$75,204	$79,499	$86,070	$84,831	$325,604
Total hotel operating expenses from acquisitions (1)	17,208	14,399	5,255	2,877	39,739
Total hotel operating expenses from dispositions (2)	(6,206)	(3,132)	(365)	(28)	(9,731)
Total pro forma hotel operating expenses	$86,206	$90,766	$90,960	$87,680	$355,612

Hotel EBITDA:
Operating income	$18,567	$24,515	$22,373	$18,440	$83,895
Hotel property acquisition costs	354	-	-	-	354
Corporate general and administrative expenses	5,138	5,310	4,550	4,599	19,597
Depreciation and amortization	18,726	19,732	23,594	23,875	85,927
Hotel EBITDA	42,785	49,557	50,517	46,914	189,773
Hotel EBITDA from acquisitions (1)	10,336	9,608	3,789	1,895	25,628
Hotel EBITDA from dispositions (2)	(2,529)	(1,117)	(53)	28	(3,671)
Pro forma hotel EBITDA	$50,592	$58,048	$54,253	$48,837	$211,730

(1)	Pro forma information includes operating results for 83 hotels owned as of December 31, 2017 as if all such hotels had been owned by the Company since January 1, 2017. For hotels acquired by the Company after January 1, 2017 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2017 to the date the Acquired Hotels were purchased by the Company (the “Pre-acquisition Period”). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)	For hotels sold by the Company between January 1, 2017 and December 31, 2017 (the “Disposed Hotels”), the pro forma information excludes the financial results of each of the Disposed Hotels for the period of ownership by the Company from January 1, 2017 through the date that the Disposed Hotels were sold by the Company.

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SUMMIT HOTEL PROPERTIES, INC.

Pro Forma and Same-Store Data

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Pro Forma [1] (83 hotels)
Rooms occupied	859,854	819,020	3,503,979	3,457,811
Rooms available	1,126,264	1,125,620	4,468,327	4,472,133
Occupancy	76.3%	72.8%	78.4%	77.3%
ADR	$146.65	$145.81	$150.08	$150.30
RevPAR	$111.96	$106.10	$117.69	$116.21

Occupancy change	4.9%		1.4%
ADR change	0.6%		-0.2%
RevPAR change	5.5%		1.3%

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Same-Store [2] (65 hotels)
Rooms occupied	633,925	613,280	2,605,750	2,586,364
Rooms available	832,692	832,048	3,303,612	3,310,104
Occupancy	76.1%	73.7%	78.9%	78.1%
ADR	$140.64	$140.27	$144.09	$145.15
RevPAR	$107.07	$103.39	$113.65	$113.41

Occupancy change	3.3%		0.9%
ADR change	0.3%		-0.7%
RevPAR change	3.6%		0.2%

(1)	Pro forma information includes operating results for 83 hotels owned as of December 31, 2017, as if each hotel had been owned by the Company since January 1, 2016. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

(2)	Same-store information includes operating results for 65 hotels owned by the Company as of January 1, 2016, and at all times during the three and twelve months ended December 31, 2017, and 2016.

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SUMMIT HOTEL PROPERTIES, INC.
Reconciliation of Net Income to Non-GAAP Measures – Funds From Operations for Financial Outlook

(Unaudited)

(Amounts in thousands except per share and unit)

	For the Three Months Ending March 31, 2018		For the Year Ending December 31, 2018
	Low	High	Low	High
Net income	$7,300	$10,400	$47,000	$59,500
Preferred dividends	(5,600)	(5,600)	(16,700)	(16,700)
Premium on redemption of preferred shares	(3,300)	(3,300)	(3,300)	(3,300)
Net income applicable to common shares and units	(1,600)	1,500	27,000	39,500
Net income per common share and unit	$(0.02)	$0.01	$0.26	$0.38

Real estate-related depreciation	25,000	25,000	101,100	101,100
Amortization of lease-related intangible assets, net	200	200	600	600
FFO applicable to common shares and units	23,600	26,700	128,700	141,200
FFO per common share and unit	$0.23	$0.26	$1.23	$1.35

Amortization of deferred financing costs	500	500	1,800	1,800
Amortization of franchise fees	100	100	500	500
Equity based compensation	2,100	2,100	6,400	6,400
Debt transaction costs	100	100	200	200
Premium on redemption of preferred shares	3,300	3,300	3,300	3,300
Non-cash interest income	(500)	(500)	(2,000)	(2,000)
Adjusted Funds From Operations	$29,200	$32,300	$138,900	$151,400
AFFO per common share and unit	$0.28	$0.31	$1.33	$1.45

Weighted average diluted common units (1)	104,300	104,300	104,400	104,400

(1)	The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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Non-GAAP Financial Measures

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships and joint ventures. Unless otherwise indicated, we present FFO applicable to our common shares and common units. We present FFO because we consider it an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, it provides a performance measure that, when compared year over year, reflects the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs slightly from the computation of NAREIT-defined FFO related to the reporting of corporate depreciation and amortization expense. Our computation may also differ from the methodology for calculating FFO used by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. References to FFO are based on our computation of FFO and not the computation of NAREIT-defined FFO unless otherwise noted.

We further adjust FFO for certain additional items that are not included in the definition of FFO, such as hotel transaction and pursuit costs, equity-based compensation, loan transaction costs, prepayment penalties and certain other expenses, which we refer to as AFFO. We believe that AFFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

We caution investors that amounts presented in accordance with our definitions of FFO and AFFO may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO and AFFO should be considered along with, but not as an alternative to, net income (loss) as a measure of our operating performance. FFO and AFFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that FFO and AFFO can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable GAAP measure such as net income (loss). Above we have included a quantitative reconciliation of FFO and AFFO to the most directly comparable GAAP financial performance measure, which is net income (loss). Dollar amounts in such reconciliation are in thousands.

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EBITDA, Adjusted EBITDA, and Hotel EBITDA

EBITDA represents net income or loss, excluding (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures, and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA as one measure in determining the value of acquisitions and dispositions. We further adjust EBITDA by adding back hotel transaction and pursuit costs, equity-based compensation, impairment losses, and certain other nonrecurring expenses. We believe that adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, adjusted EBITDA, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, adjusted EBITDA, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, adjusted EBITDA, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, adjusted EBITDA, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA, adjusted EBITDA and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) and operating income (loss).

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